Exhibit 21

Simpson Manufacturing Co., Inc. and Subsidiaries
List of Subsidiaries of Simpson Manufacturing Co., Inc.
At February 28, 2023

1.Simpson Strong-Tie Company Inc., a California corporation
2.Simpson Strong-Tie International, Inc., a California corporation
3.Simpson Strong-Tie Canada, Limited, a Canadian corporation
4.Simpson Strong-Tie Europe EURL, a French corporation
5.Simpson Strong-Tie, S.A.S., a French corporation
6.Simpson Strong-Tie Australia, Inc., a California corporation
7.Simpson Strong-Tie A/S, a Danish corporation
8.Simpson Strong-Tie GmbH, a German corporation
9.Simpson Strong-Tie Sp. z.o.o., a Polish corporation
10.Simpson France SCI, a French corporation
11.Simpson Strong-Tie Australia Pty Limited, an Australian corporation
12.Simpson Strong-Tie Asia Limited, a Hong Kong company
13.Simpson Strong-Tie Asia Holding Limited, a Hong Kong company
14.Simpson Strong-Tie (Zhangjiagang) Co., Ltd., a Chinese company
15.Simpson Strong-Tie (New Zealand) Limited, a New Zealand company
16.Simpson Strong-Tie Switzerland GmbH, a Switzerland company
17.S&P Clever Reinforcement Company AG, a Switzerland company
18.S&P Clever Reinforcement GmbH, a Germany company
19.S&P Clever Reinforcement Company Benelux B.V., a Dutch company
20.S&P Polska Sp. z.o.o., a Polish corporation
21.Clever Reinforcement Iberica - Materiais de Construção, Lda., a Portugal company
22.S&P Reinforcement France SAS, a French company
23.Simpson Strong-Tie Vietnam Company Limited, a Vietnam company
24.Simpson Strong-Tie South Africa (PTY) Ltd, a South Africa company
25.Simpson Strong-Tie Chile Limitada, a Chile company
26.S&P Reinforcement Nordic ApS, a Danish company
27.Simpson Strong-Tie Structural Connectors Ireland Ltd, an Ireland company
28.Multi Services Dêcoupe S.A., a Belgium company
29.CG Visions, LLC, an Indiana corporation
30.Gbo Fastening Systems AB, a Swedish corporation
31.Christiania Spigerverk AS, a Norwegian company
32.Simpson LotSpec, LLC, a Delware Company
33.D.P.P. B.V Limited, a Dutch Company
34.Sabrefix (UK) Limited, a UK Company
35.S&P Reinforcement Spain S.L., a Spanish company
36.Holz Holdings, LLC, a Utah limited liability company (18% ownership)
37.S&P Reinforcement Nordic AB, a Swedish company
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